Exhibit 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact:	Investor Relations: Morris Moore (336) 741-3116	Media: Jane Seccombe (336) 741-5068	RAI 2013-03

RAI increases 4Q12 adjusted earnings on

resilient operating performance;

Company expects 2013 EPS of $3.15 to $3.30

WINSTON-SALEM, N.C. – Feb. 12, 2013

Fourth Quarter and Full Year 2012 – At a Glance

•	Adjusted EPS: Fourth quarter at $0.76, up 5.6 percent from prior-year quarter; full year at $2.97, up 5.7 percent

•

Excludes charges for non-cash pension and postretirement mark-to-market adjustments, non-cash trademark and other intangible impairments, early extinguishment of debt, Engle progeny cases and other special items*

•	Reported EPS: Fourth quarter at $0.25, down 51.9 percent; full year at $2.24, down 6.7 percent

•	RAI issues 2013 guidance: EPS range of $3.15 to $3.30

•	Excludes $0.23 for a credit against the April 2013 Master Settlement Agreement payment for the 2012 volume year related to the agreement in principle on the partial resolution of the MSA NPM disputes

•	Key brands 4Q12 highlights:

•	Camel share steady at 8.6 percent

•	Pall Mall share up 0.3 pts. at 8.9 percent

•	Grizzly share up 1.2 pts. at 29.2 percent

•	Natural American Spirit share up 0.2 pts. at 1.3 percent

•	RJR Tobacco extended manufacturing contract with BAT; reached agreement in principle on partial resolution of MSA NPM disputes in December.

*	Special items are detailed in Schedule 2 and include charges for other tobacco-related litigation and restructuring, as well as 2011 charges for trademark impairments, pension and postretirement mark-to-market adjustments, implementation costs, Scott lawsuit and Engle progeny cases, and tax items.

All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 2 and 3 of this release, which reconcile reported to adjusted results.

Reynolds American Inc. (NYSE: RAI) today announced fourth-quarter 2012 adjusted EPS of $0.76, up 5.6 percent from the prior-year quarter, as higher pricing and moist-snuff volume gains more than offset cigarette volume declines and increased promotional spending. Adjusted results exclude charges of $0.31 for pension and postretirement mark-to-market adjustments; $0.15 for trademark and other intangible impairments; $0.02 for early extinguishment of debt; and $0.03 for Engle progeny cases. Fourth-quarter reported EPS was $0.25, down 51.9 percent.

For the full year, adjusted EPS was $2.97, up 5.7 percent, while reported EPS was $2.24, down 6.7 percent. Full-year adjusted results exclude the above-referenced items, as well as charges for other tobacco-related litigation and restructuring. Adjusted results also exclude 2011 charges for trademark impairments, pension and postretirement mark-to-market adjustments, implementation costs, the Scott lawsuit and Engle progeny cases, and tax items.

RAI issued 2013 EPS guidance in the range of $3.15 to $3.30, up 6 percent to 11 percent from 2012 adjusted results. This guidance excludes $0.23 for a credit against the April 2013 Master Settlement Agreement payment under the agreement in principle on the partial resolution of the MSA NPM disputes.

4Q and Full Year 2012 Financial Results – Highlights (unaudited) (all dollars in millions, except per-share amounts; for reconciliations, including GAAP to non-GAAP, see schedules 2 and 3)
	For the Three Months Ended Dec. 31			For the Full Year Ended Dec. 31
	2012	2011	% Change	2012	2011	% Change
Net sales	$2,078	$2,083	(0.2)%	$8,304	$8,541	(2.8)%

Operating income
Reported (GAAP)	$275	$516	(46.7)%	$2,214	$2,399	(7.7)%
Adjusted (Non-GAAP)	719	710	1.3%	2,863	2,818	1.6%

Net income
Reported (GAAP)	$139	$304	(54.3)%	$1,272	$1,406	(9.5)%
Adjusted (Non-GAAP)	425	420	1.2%	1,686	1,647	2.4%

Net income per diluted share
Reported (GAAP)	$0.25	$0.52	(51.9)%	$2.24	$2.40	(6.7)%
Adjusted (Non-GAAP)	0.76	0.72	5.6%	2.97	2.81	5.7%

MANAGEMENT’S PERSPECTIVE

Overview

“I’m very pleased to report that Reynolds American turned in a strong finish to a challenging year, delivering higher fourth-quarter and full-year adjusted earnings and margin on resilient performance at our operating companies,” said Daniel M. Delen, president and chief executive officer.

“Our reportable business segments – RJR Tobacco, American Snuff and Santa Fe – made steady progress through 2012, building momentum on their powerful key brands,” Delen said. “Our companies also marked new milestones in innovation, with the further development of exciting products that position RAI’s operating companies for continued growth in a changing marketplace.”

Delen pointed to innovations like Niconovum USA’s Zonnic nicotine replacement therapy gum and R.J. Reynolds Vapor Company’s Vuse e-cigarette as examples of how RAI and its operating companies are focused on transforming the tobacco industry.

“Our companies continue to focus on strengthening their businesses and finding new opportunities for growth in today’s highly competitive environment, but they’re also driving change in our industry that is critical for commercial success over the long term,” Delen said.

For 2013, Delen said that RAI expects full-year EPS growth in the range of 6 percent to 11 percent over 2012’s adjusted results. “This guidance reflects the favorable impact of the recent agreement in principle on the partial resolution of the Master Settlement Agreement NPM disputes related to the 2013 volume year,” he said. The proposed settlement is currently pending review by the arbitration panel.

“Our guidance also reflects significant investments to expand product innovations and brand-equity building that will serve as a strong platform for future growth,” Delen said.

Delen noted that the 2013 guidance excludes $0.23 per share related to the credit against the April 2013 MSA payment.

RJR Tobacco

RJR Tobacco’s fourth-quarter adjusted operating income was $571 million, down 4.5 percent from the prior-year quarter, as higher pricing and productivity improvements were more than offset by declines in cigarette volume and increased promotional spending. Adjusted results exclude charges of $264 million related to mark-to-market adjustments for pension and postretirement plans, $82 million for trademark impairments and $26 million for Engle progeny cases.

For the full year, RJR Tobacco’s adjusted operating income was $2.3 billion, down 2.2 percent from the prior year. Full-year adjusted results exclude the above-referenced charges, as well as charges for other tobacco-related litigation and restructuring.

The company’s fourth-quarter adjusted operating margin declined 0.6 percentage points to 33.1 percent, while full-year margin increased 0.9 percentage points to 33.0 percent as the company continued to balance profitability and market share.

The cigarette category remained competitive in the fourth quarter. However, competitive promotional levels continued to moderate slightly as the company moved through the quarter. RJR Tobacco’s declines were again driven by losses on its non-focus brands which receive little or no promotional support.

Fourth-quarter shipments were down 2.7 percent from the prior-year quarter, with more than half of this decline coming from the company’s Doral value brand. Industry volume declined 0.8 percent in the quarter.

RJR Tobacco’s total fourth-quarter cigarette market share declined 0.9 percentage points from the prior-year quarter, to 26.4 percent. However, the company’s share has remained relatively stable for the past three quarters. For the full year, the company’s market share was 26.5 percent.

Camel and Pall Mall, RJR Tobacco’s growth brands, gained momentum in the fourth quarter, with combined market share increasing 0.3 percentage points from the prior-year quarter, to 17.5 percent. These brands now account for almost two-thirds of the company’s total share.

Camel’s fourth-quarter market share of 8.6 percent was in line with the prior-year quarter, supported by strong consumer interest in the brand’s highly differentiated premium menthol cigarette styles. These styles increased their fourth-quarter market share by 0.4 percentage points from the prior-year quarter, to 3.2 percent, and now account for almost 40 percent of Camel’s total share.

Camel SNUS, which leads the growing U.S. snus category with a share of about 80 percent, continued to perform well in the fourth quarter. Last year’s expansion of its portfolio to a sixth style, Camel SNUS Mint, is generating incremental growth for the brand.

Camel SNUS will introduce new Fresh Seal packaging this month, which ensures that adult tobacco consumers continue to benefit from the freshness and flavor of this premium product without refrigeration. The packaging upgrade incorporates a thinner, easier-to-carry tin, and offers new opportunities to broaden awareness and trial among tobacco consumers.

Pall Mall, RJR Tobacco’s other growth brand, also finished the year in strong form, with fourth-quarter market share hitting a record 8.9 percent, up 0.3 percentage points from the prior-year quarter.

Pall Mall is benefitting from the recent expansion of its menthol portfolio, with Pall Mall Black, a full-flavor tobacco blend, and Pall Mall White, a smoother tobacco blend, attracting additional interest from adult smokers.

Pall Mall continues to generate strong rates of trial and conversion as the brand’s true-value proposition — a longer-lasting cigarette at an affordable price — resonates with adult smokers.

American Snuff

American Snuff’s fourth-quarter adjusted operating income increased 14.8 percent from the prior-year quarter, to $100 million, reflecting moist-snuff volume and pricing gains. This excludes a charge of $3 million for mark-to-market adjustments for pension and postretirement plans.

For the full year, American Snuff increased adjusted operating income by 10.0 percent from the prior year, to $379 million. This also excludes the above-referenced charge.

The company’s fourth-quarter adjusted operating margin increased 3.4 percentage points from the prior-year quarter, to 56.4 percent, while full-year margin rose 2.5 percentage points to 55.7 percent.

American Snuff’s moist-snuff volume and market share showed strong gains across the year, driven by the continued robust performance of the company’s flagship Grizzly brand.

The company’s fourth-quarter moist-snuff volume increased 7.2 percent from the prior-year quarter, and increased 8.0 percent for the full year. This compares to category growth of about 5 percent.

American Snuff’s fourth-quarter moist-snuff market share increased 1.0 percentage points from the prior-year quarter, to 32.6 percent, and was up 1.4 percentage points for the year, at 32.4 percent.

Grizzly, the nation’s best-selling moist-snuff brand, increased shipment volume by 8.1 percent in the fourth quarter, and the brand’s market share rose by 1.2 percentage points, to 29.2 percent.

Known for outstanding quality and value, the brand continues to find new opportunities for growth. For example, pouches are the fastest growing styles in the moist-snuff category, and Grizzly’s pouch shipments increased by more than 30 percent in 2012.

Santa Fe

Santa Fe increased fourth-quarter operating income by 37.3 percent from the prior-year quarter, to $65 million, on the strength of volume and pricing growth on the company’s Natural American Spirit super-premium brand.

For the full year, Santa Fe’s operating income increased 26.6 percent from the prior year, to $237 million.

The company’s fourth-quarter operating margin of 49.4 percent was up 4.8 percentage points from the prior-year quarter, which brought Santa Fe’s full-year operating margin to 48.8 percent, up 4.0 percentage points.

Natural American Spirit’s volume jumped by 20.3 percent in the fourth quarter, driving the brand’s market share to 1.3 percent, up 0.2 percentage points from the prior-year quarter. For the full year, Natural American Spirit’s volume increased 11.3 percent, with market share gaining 0.2 percentage points, to 1.2 percent.

Santa Fe’s unique heritage and highly differentiated product offerings have built a loyal customer franchise, allowing the Natural American Spirit brand to grow without discounting.

FINANCIAL UPDATE

Reynolds American’s fourth-quarter adjusted EPS was $0.76, up 5.6 percent from the prior-year quarter on higher pricing, the impact of the share repurchase program, and additional productivity gains following the business review in early 2012. Adjusted results exclude charges of $0.31 for non-cash pension and postretirement mark-to-market adjustments; $0.15 for non-cash trademark and other intangible impairments; $0.02 for early extinguishment of debt; and $0.03 for Engle progeny cases.

On a reported basis, fourth-quarter EPS was $0.25, down 51.9 percent from the prior-year quarter.

For the full year, adjusted EPS was $2.97, up 5.7 percent from the prior year. These results exclude the above-referenced items, as well as charges for other tobacco-related litigation and restructuring. Full-year reported EPS was $2.24, down 6.7 percent.

The company’s fourth-quarter adjusted operating margin increased 0.5 percentage points to 34.6 percent, while full-year margin increased 1.5 percentage points to 34.5 percent.

Reynolds American completed a $2.55 billion public offering of senior debt securities in October, and in December prepaid $625 million of debt that was scheduled to mature in June this year.

RAI repurchased 6 million shares for $250 million in the fourth quarter under the company’s $2.5 billion share repurchase program. Total repurchases under the program stand at 31.7 million shares for $1.3 billion.

The company contributed $50 million to the pension plans in the fourth quarter, bringing total contributions for the year to $110 million. RAI’s pension plans were 86 percent funded on a Projected Benefit Obligation basis at the end of 2012.

The company ended the year with $2.5 billion in cash balances.

Thomas R. Adams, RAI’s chief financial officer, noted that RJR Tobacco announced in December that the company has extended its contract manufacturing agreement with British American Tobacco p.l.c.

“As a result of our operating companies’ resilient performance and momentum across the year, I am pleased to announce that RAI expects increased 2013 EPS in the range of $3.15 to $3.30,” Adams said. “This excludes $0.23 for a credit against the April 2013 Master Settlement Agreement payment under the agreement in principle on the partial resolution of the MSA NPM disputes.

“Our guidance takes into account significant investments to support expansion of the Vuse e-cigarette and Zonnic Nicotine Gum, as well as initiatives that continue to build the equity of our operating companies’ four key brands,” Adams said.

Adams also noted that this guidance reflects the benefit of the partial NPM disputes resolution related to the Master Settlement Agreement for the 2013 volume year.

CONFERENCE CALL WEBCAST TODAY

Reynolds American will webcast a conference call to discuss fourth-quarter 2012 results at 9:00 a.m. Eastern Time on Tuesday, Feb. 12, 2013. The call will be available live online on a listen-only basis. To register for the call, please go to http://www.reynoldsamerican.com/events.cfm. A replay of the call will be available on the site. Investors, analysts and members of the news media can also listen to the live call by phone, by dialing (877) 390-5533 (toll free) or (678) 894-3969 (international). Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Jane Seccombe at (336) 741-5068.

WEB DISCLOSURE

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted.

RISK FACTORS

Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

These risks and uncertainties include:

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the U.S. Food and Drug Administration (FDA);

•	the possibility that the FDA will issue a regulation prohibiting menthol as a flavor in cigarettes or prohibit mint or wintergreen as a flavor in smokeless tobacco products;

•

decreased sales resulting from the future issuance of “corrective communications” required by the order in the United States v. Phillip Morris USA, Inc. case on five subjects, including smoking and health, and addiction;

•

various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the possibility of being required to pay various adverse judgments in the Engle progeny and/or other litigation;

•

the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of R.J. Reynolds’ smoke-free tobacco products) under the State Settlement Agreements;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including industry consolidations or any new entrants in the marketplace;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in the businesses of RAI’s operating companies without negatively affecting financial or operating results;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and other commodities used in products;

•	the effect of market conditions on interest-rate risk, foreign currency exchange-rate risk and the return on corporate cash;

•	changes in the financial position or strength of lenders participating in RAI’s credit facility;

•	the impairment of goodwill and other intangible assets, including trademarks;

•

the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the substantial amount of RAI debt;

•	the credit ratings of RAI;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions that may adversely affect manufacturing or other operations and other facilities;

•	the significant ownership interest of Brown & Williamson Holdings, Inc. (B&W), RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement between the companies;

•	the expiration of the standstill provisions of the governance agreement on July 30, 2014;

•	a termination of the governance agreement or certain provisions of it in accordance with its terms, including the limitations on B&W’s representation on RAI’s board and its board committees;

•	RAI’s shareholder rights plan (which, generally, will expire on July 30, 2014) not applying to British American Tobacco p.l.c. except in limited circumstances; and

•	the expiration of the non-competition agreement between RAI and BAT in 2014.

Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; and Niconovum AB.

•

R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. The company’s brands include many of the best-selling cigarettes in the U.S.: Camel, Pall Mall, Winston, Kool, Doral and Salem.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit 100% additive-free natural tobacco products, including styles made with organic tobacco.

•	Niconovum AB markets innovative nicotine replacement therapy products in Sweden under the Zonnic brand name.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn more about how Reynolds American and its operating companies are transforming the tobacco industry, visit http://TransformingTobacco.com.

(financial and volume schedules follow)

Schedule 1

REYNOLDS AMERICAN INC.

Condensed Consolidated Statements of Income—GAAP

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net sales, external	$1,997	$1,984	$7,962	$8,062
Net sales, related party	81	99	342	479

Net sales	2,078	2,083	8,304	8,541
Cost of products sold	1,133	1,111	4,321	4,464
Selling, general and administrative expenses	536	402	1,470	1,606
Amortization expense	5	6	21	24
Trademark and other intangible asset impairment charges	129	48	129	48
Restructuring charge	—	—	149	—

Operating income	275	516	2,214	2,399
Interest and debt expense	64	56	234	221
Interest income	(2)	(2)	(7)	(11)
Other expense, net	28	1	34	3

Income from continuing operations before income taxes	185	461	1,953	2,186
Provision for income taxes	46	157	681	780

Net income	$139	$304	$1,272	$1,406

Basic net income per share	$0.25	$0.52	$2.25	$2.41

Diluted net income per share	$0.25	$0.52	$2.24	$2.40

Basic weighted average shares, in thousands	556,291	580,461	565,570	582,320

Diluted weighted average shares, in thousands	558,626	583,928	567,873	585,383

Segment data:
Net sales:
R.J. Reynolds (1)	$1,724	$1,770	$6,960	$7,317
American Snuff	177	165	681	648
Santa Fe	132	105	486	416
All Other	45	43	177	160

	$2,078	$2,083	$8,304	$8,541

Operating income (loss):
R.J. Reynolds (1)	$199	$425	$1,735	$1,958
American Snuff	97	76	374	331
Santa Fe	65	47	237	186
All Other	(47)	1	(36)	18
Corporate	(39)	(33)	(96)	(94)

	$275	$516	$2,214	$2,399

Supplemental information:
Excise tax expense	$979	$991	$3,923	$4,107
Master Settlement Agreement and other state settlement expense	$591	$585	$2,370	$2,435
Federal tobacco buyout expense	$54	$56	$218	$229
FDA fees	$31	$32	$122	$120

(1)	Includes results of super premium brands, DUNHILL and STATE EXPRESS 555, transferred January 1, 2012, into R.J. Reynolds from Santa Fe.

Schedule 2

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Results

(Dollars in Millions)

(Unaudited)

RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended December 31,
	2012			2011
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$275	$139	$0.25	$516	$304	$0.52
The GAAP results include the following:
Trademark and other intangible asset impairment charges	129	84	0.15	48	29	0.05
Mark-to-market pension/postretirement adjustments	289	174	0.31	145	87	0.15
Loss on extinguishment of debt	—	13	0.02	—	—	—
Engle progeny cases	26	15	0.03	1	—	—

Total adjustments	444	286	0.51	194	116	0.20

Adjusted results	$719	$425	$0.76	$710	$420	$0.72

	Twelve Months Ended December 31,
	2012			2011
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$2,214	$1,272	$2.24	$2,399	$1,406	$2.40
The GAAP results include the following:
Trademark and other intangible asset impairment charges	129	84	0.15	48	29	0.05
Restructuring charge	149	93	0.16	—	—	—
Mark-to-market pension/postretirement adjustments	329	199	0.35	145	87	0.15
Loss on extinguishment of debt	—	13	0.02	—	—	—
Engle progeny cases	37	22	0.04	64	39	0.07
Other tobacco-related litigation charges	5	3	0.01	—	—	—
Scott lawsuit	—	—	—	139	88	0.15
Implementation costs included in cost of products sold and selling, general and administrative expenses	—	—	—	23	14	0.02
Tax items	—	—	—	—	(16)	(0.03)

Total adjustments	649	414	0.73	419	241	0.41

Adjusted results	$2,863	$1,686	$2.97	$2,818	$1,647	$2.81

Condensed Consolidated Balance Sheets

(Dollars in Millions)

(Unaudited)

	Dec. 31,	Dec. 31,
	2012	2011
Assets
Cash and cash equivalents	$2,502	$1,956
Other current assets	2,310	2,351
Trademarks and other intangible assets, net	2,455	2,602
Goodwill	8,011	8,010
Other noncurrent assets	1,279	1,335

	$16,557	$16,254

Liabilities and shareholders’ equity
Tobacco settlement accruals	$2,489	$2,530
Other current liabilities	1,280	1,746
Long-term debt (less current maturities)	5,035	3,206
Deferred income taxes, net	461	511
Long-term retirement benefits (less current portion)	1,821	1,759
Other noncurrent liabilities	214	251
Shareholders’ equity	5,257	6,251

	$16,557	$16,254

Schedule 3

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Operating Income by Segment

The R.J. Reynolds segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States, and Lane, Limited until its sale on February 28, 2011.

The Santa Fe segment consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended December 31,
	2012			2011
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe
GAAP operating income	$199	$97	$65	$425	$76	$47
The GAAP results include the following:
Trademark and other intangible asset impairment charges (1)	82	—	—	43	5
Mark-to-market pension/postretirement adjustments (2)	264	3	—	128	7	—
Other tobacco-related litigation charges	—	—	—	—	—	—
Engle progeny cases	26	—	—	1	—	—

Total adjustments	372	3	—	172	12	—

Adjusted operating income	$571	$100	$65	$597	$88	$47

	Twelve Months Ended December 31,
	2012			2011
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe
GAAP operating income	$1,735	$374	$237	$1,958	$331	$186
The GAAP results include the following:
Trademark and other intangible asset impairment charges (1)	82	—	—	43	5	—
Restructuring charge (3)	138	—	—	—	—	—
Mark-to-market pension/postretirement adjustments (2)	300	5	—	128	7	—
Engle progeny cases	37	—	—	64	—	—
Other tobacco-related litigation charges	5	—	—	—	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses (4)	—	—	—	16	3	1
Scott lawsuit	—	—	—	139	—	—

Total adjustments	562	5	—	390	15	1

Adjusted operating income	$2,297	$379	$237	$2,348	$346	$187

(1)	For the three and twelve months ended December 31, 2012, RAI and its operating companies recorded aggregate trademark and other intangible asset impairment charges of $129 million, including $47 million in other segments.
(2)	For the three and twelve months ended December 31, 2012, RAI and its operating companies recorded aggregate mark-to-market adjustments of $289 million and $329 million, respectively, including $22 million and $24 million, respectively, in corporate costs.
(3)	For the twelve months ended December 31, 2012, RAI and its operating companies recorded aggregate restructuring charges of $149 million, including $11 million in corporate costs.
(4)	For the twelve months ended December 31, 2011, RAI and its operating companies recorded aggregate implementation costs of $23 million, including $3 million in corporate costs.

Schedule 4

R.J. REYNOLDS CIGARETTE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):

	Three Months Ended				Twelve Months Ended
	Dec 31,		Change		Dec 31,		Change
	2012	2011	Units	%	2012	2011	Units	%
Camel	5.3	5.3	(0.0)	-0.2%	21.2	21.7	(0.5)	-2.3%
Pall Mall	5.7	5.4	0.3	5.5%	21.9	22.0	(0.1)	-0.6%

Total growth brands	11.0	10.7	0.3	2.7%	43.1	43.7	(0.6)	-1.4%

Other	6.1	6.9	(0.8)	-11.0%	25.8	29.3	(3.5)	-11.8%

Total R.J. Reynolds domestic	17.1	17.6	(0.5)	-2.7%	68.9	73.0	(4.1)	-5.6%

Total premium	9.8	10.1	(0.3)	-2.9%	39.8	41.6	(1.7)	-4.2%
Total value	7.3	7.5	(0.2)	-2.3%	29.1	31.4	(2.3)	-7.4%
Premium/total mix	57.2%	57.3%	-0.2%		57.8%	57.0%	0.8%

Industry	71.1	71.7	(0.6)	-0.8%	286.5	293.1	(6.6)	-2.3%
Premium	50.4	50.8	(0.4)	-0.9%	202.6	206.6	(4.1)	-2.0%
Value	20.8	20.9	(0.1)	-0.6%	83.9	86.5	(2.5)	-2.9%
Premium/total mix	70.8%	70.9%	-0.1%		70.7%	70.5%	0.2%

RETAIL SHARE OF MARKET:

	Three Months Ended			Twelve Months Ended
	Dec 31,			Dec 31,
	2012	2011	Change	2012	2011	Change
Camel	8.6%	8.6%	0.0	8.5%	8.5%	0.0
Pall Mall	8.9%	8.6%	0.3	8.6%	8.5%	0.1

Total growth brands	17.5%	17.2%	0.3	17.1%	17.0%	0.1

Other	8.9%	10.1%	(1.2)	9.4%	10.6%	(1.2)

Total R.J. Reynolds domestic	26.4%	27.3%	(0.9)	26.5%	27.6%	(1.1)

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Industry volume data based on information from Management Science Associates, Inc.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 5

AMERICAN SNUFF MOIST-SNUFF VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in millions of cans):

	Three Months Ended				Twelve Months Ended
	Dec 31,		Change		Dec 31,		Change
	2012	2011	Units	%	2012	2011	Units	%
Grizzly	100.2	92.7	7.5	8.1%	389.2	355.8	33.4	9.4%
Other	12.2	12.2	0.0	0.1%	48.0	48.9	(0.9)	-1.9%

Total moist snuff cans	112.4	104.9	7.5	7.2%	437.1	404.7	32.4	8.0%

RETAIL SHARE OF MARKET:

	Three Months Ended			Twelve Months Ended
	Dec 31,			Dec 31,
	2012	2011	Change	2012	2011	Change
Grizzly	29.2%	28.1%	1.2	29.0%	27.3%	1.6
Other	3.4%	3.5%	(0.2)	3.4%	3.7%	(0.3)

Total retail share of market	32.6%	31.6%	1.0	32.4%	31.0%	1.4

SANTA FE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):

	Three Months Ended				Twelve Months Ended
	Dec 31,		Change		Dec 31,		Change
	2012	2011	Units	%	2012	2011	Units	%
Natural American Spirit	0.8	0.7	0.1	20.3%	3.1	2.8	0.3	11.3%

RETAIL SHARE OF MARKET:

	Three Months Ended			Twelve Months Ended
	Dec 31,			Dec 31,
	2012	2011	Change	2012	2011	Change
Natural American Spirit	1.3%	1.1%	0.2	1.2%	1.0%	0.2

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail shares of market are as reported by Information Resources Inc./Capstone.